AM 35A3.12 - Version 15.0  (REV 1999)
                             CONSENT OF INDEPENDENT

                          CERTIFIED PUBLIC ACCOUNTANTS

IBS Interactive, Inc.
Cedar Knolls, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements of IBS Interactive, Inc. on Form S-3 (Nos. 333-80155 and 333-93595) of our report dated March 17, 2000, relating to the consolidated financial statements of IBS Interactive, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.

BDO Seidman, LLP
Woodbridge, New Jersey
March 28, 2000